EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

As independent petroleum consultants, we hereby consent to the use of our reports (and to all references to our firm) included in, incorporated by reference into, or made a part of the Annual Report of Form 10-K for the fiscal year ended December 31,2009 of New Concept Energy, Inc.

LEE KEELING & ASSOCIATES, INC.

Tulsa, Oklahoma
March 29, 2010